UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2009 (December 2, 2009)

RINO International Corporation

(Exact name of Registrant as specified in charter)

Nevada	0 - 52549	26-4551943
(State of Incorporation)	(Commission File No.)	(IRS Employer
Identification Number)

11 Youquan Road, Zhanqian Street, Jinzhou District, Dalian,
People’s Republic of China 116100

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (011)-86-411-87661222

_________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act(17CFR230.425)

☐ Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 2, 2009, RINO International Corporation (the “Company”) entered into a Placement Agency Agreement (the “Placement Agency Agreement”) in which Rodman & Renshaw, LLC (“Rodman”) is engaged as the lead placement agent (the “Placement Agent”) relating to a registered direct offering by the Company to select investors of up to an aggregate of 3,252,033 shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”), Series A Common Stock Warrants, which are exercisable within six months of the closing date, to purchase up to an aggregate of 1,138,212 shares of Common Stock at an exercise price of $34.50 per Warrant (the “Series A Warrants”) and the Series B Common Stock Warrants, which are exercisable beginning on the six month one day anniversary of the closing date until the one year one day anniversary of the closing date, to purchase up to an aggregate of 1,138,212 shares of Common Stock at an exercise price of $34.50 per Warrant (the “Series B Warrants”; together with the Series A Warrants, the “Warrants”).  The Placement Agency Agreement contains other terms and conditions that are generally customary for transactions of this nature.

The purchase price for each common share together with 0.35 of a Series A Warrant and 0.35 of a Series B Warrant is $30.75 (the “Per Share Purchase Price”). Each Warrant entitles the investor to purchase one common share at $34.50, or approximately 112% of the Per Share Purchase Price, subject to anti-dilution provisions that require adjustment to reflect stock dividends and splits, pro-rata distributions, issuance of rights, options, or warrants to all holders of common stock (but not the holders of the Warrants) entitling them to purchase shares of common stock at a price per share less than the VWAP as described in the Warrants, and certain fundamental transactions. The closing of the offering is expected to take place no later than December 7, 2009, subject to the satisfaction of customary closing conditions.

Pursuant to the Placement Agency Agreement, the Company has agreed to pay the Placement Agent an aggregate fee equal to 4.5% of the aggregate gross proceeds raised in connection with the offering. Additionally, a cash fee payable within 48 hours of (but only in the event of) the receipt by the Company of any proceeds from the exercise of the warrants or options sold in the offering that are solicited by the Placement Agent and otherwise in compliance with Financial Industry Regulatory Authority (“FINRA”) Rule 5110 equal to 3% of the aggregate cash exercise price received by the Company upon such exercise, if any (the “Warrant Solicitation Fee”), provided, however, the Warrant Solicitation Fee shall be reduced to the extent (and only to the extent) that Rodman’s aggregate compensation for the placement, as determined under FINRA Rule 5110, would otherwise exceed 8%.  The Placement Agent is required to bear its own out of pocket expenses, including without limitation legal fees.

The shares of Common Stock, the Warrants and the shares of Common Stock issuable upon exercise of the Warrants are being offered and sold pursuant to the a prospectus dated November 20, 2009, which is included in the Company’s shelf registration statement on Form S-3 (Registration No. 333-162373) which was declared effective by the Securities and Exchange Commission (the “Commission”) on November 25, 2009, and the registration statement on Form S-3 (Registration No. 333-163436 filed with the Commission on December 2, 2009 pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

The foregoing is only a brief description of the material terms of the Placement Agency Agreement, the Securities Purchase Agreements, and the Warrants, and does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Placement Agency Agreement, the form of Securities Purchase Agreement, the form of the Series A Warrants and the form of the Series B Warrants, respectively, that are filed as Exhibits 1.1, 4.1 and 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

On December 2, 2009, the Company issued a press release announcing the offering. A copy of the press release was attach as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

 This Current Report contains forward-looking statements that involve risk and uncertainties, such as statements related to the anticipated closing of the offering and the amount of net proceeds expected from the offering.  The risks and uncertainties involved include the Company’s ability to satisfy certain conditions to closing on a timely basis or at all, as well as other risks detailed from time to time in the Company’s Securities and Exchange Commission filings, including its annual report on Form 10-K for the fiscal year ended December 31, 2008 and its current report on Form 8-K filed with the Commission on November 16, 2009.

  On December 2, 2009, the Company issued a press release announcing the offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

 (d)  Exhibits

Exhibit No.	Description
1.1	Placement Agency Agreement dated December 2, 2009 by and between RINO International Corporation and Rodman & Renshaw, LLC.
4.1	Form of Series A/Series B Common Stock Warrant.
10.1	Form of Securities Purchase Agreement.
99.1	Press Release of RINO International Corporation dated December 2, 2009.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 2, 2009

RINO INTERNATIONAL CORPORATION

By:	/s/ Zou Dejun
Zou Dejun
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Placement Agency Agreement dated December 2, 2009 by and between RINO International Corporation and Rodman & Renshaw, LLC.
4.1	Form of Series A/Series B Common Stock Warrant.
10.1	Form of Securities Purchase Agreement.
99.1	Press Release of RINO International Corporation dated December 2, 2009.